Exhibit 99.(a)(4)

              THE MASSACHUSETTS HEALTH & EDUCATION TAX-EXEMPT TRUST

                Amendment to Agreement and Declaration of Trust

                                     [SEAL]

      WHEREAS, the Trustees of The Massachusetts Health & Education Tax-Exempt Trust (the "Trust"), have previously fixed the address of the Trust as 24 Federal Street, Boston, Massachusetts 02110;

      NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby redesignate the principal address of the Trust to be: 255 State Street Boston, Massachusetts 02109, effective May 3, 1999.

Dated: February 23, 1999

      /s/ James F. Carlin                             /s/ Thomas H. Green III
      -------------------                             -----------------------
      James F. Carlin                                 Thomas H. Green III

      /s/ Edward M. Murphy                            /s/ Walter B. Prince
      --------------------                            --------------------
      Edward M. Murphy                                Walter B. Prince

                               /s/ James M. Storey
                               -------------------
                               James M. Storey

                          COMMONWEALTH OF MASSACHUSETfS

Suffolk ss.                                                Boston, Massachusetts

      Personally appeared before me the above named James F. Carlin, Thomas H. Green, III, Edward M. Murphy, Walter B. Prince and James M. Storey each of whom, first being duly sworn, subscribed the foregoing certificate in my presence and made oath that the statements therein contained are true to the best of his knowledge and belief.

                                         Before me,


                                         /s/ Lynn W. Ostberg
                                         -------------------
                                         Notary Public

                                         MY COMMISSION EXPIRES NOVEMBER 27,2003